Applied Digital Issues $53.2 Million Convertible Preferred Stock to Advance HPC Data Center Project and Accelerate Growth

DALLAS, TX – August 30, 2024 – Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, today announced it has entered into a private financing arrangement with a single investor (the “Investor”), pursuant to which the Company has issued $53.2 million in convertible preferred stock for net proceeds of $50 million.
“We are pleased to announce this transaction, which furthers our vision and supports key growth initiatives across our business,” said Wes Cummins, Chairman and CEO of Applied Digital. “We believe this additional capital will help us to accelerate our expansion plans and keep our current Ellendale HPC buildout on track as we finalize our long-term, hyperscaler lease, further solidifying our position as a leading owner and operator of purpose-built data centers to help drive the AI revolution.”
The convertible preferred stock has a stated value of $1,000 per share and bears interest at eight percent, payable in PIK or cash. The Investor has funded $50 million at closing and received 53,191 shares of the convertible preferred stock, with 3,191 of such shares representing a six percent original discount in the transaction. Upon receipt of shareholder approval, the preferred stock will become convertible into common stock of the Company at an initial conversion price of $7.00 per share (a premium of over 80% to Applied Digital’s latest common stock price), so long as the reset feature outlined within the definitive documents is not triggered. The Company plans to use the proceeds from this investment to fund various growth initiatives across its business segments.
Northland Capital Markets acted as the sole placement agent with respect to the transaction, and Lowenstein Sandler LLP served as the Company’s legal counsel.
The securities described above (including any securities issuable pursuant to the conversion provisions of the preferred stock) have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission for purposes of registering the resale of the shares of common stock issuable in connection with the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.
About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," “intend,” “hope,” “project” and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including advancement in our construction phase of the HPC data center in Ellendale, North Dakota, our evolving business model and a shift in our business strategy towards our HPC data centers, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third-party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

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